   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1999
                                                  REGISTRATION NO.  333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------

                           POST-EFFECTIVE AMENDMENT


                              NO. 6 ON FORM S-2

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                           -----------------------

    TRUSERV CORPORATION (PRIOR TO JULY 1, 1997 KNOWN AS COTTER & COMPANY)

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     5072
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                  36-2099896
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DANIEL A. COTTER
                            CHIEF EXECUTIVE OFFICER
                              TRUSERV CORPORATION
                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                                  COPIES TO:

                             DANIEL T. BURNS, ESQ.
                              TRUSERV CORPORATION
                           8600 WEST BRYN MAWR AVENUE
                             CHICAGO, IL 60631-3505
                                 (773) 695-6601
                              (773) 695-5465 (FAX)

                            GEOFFREY R. MORGAN, ESQ.
                           MICHAEL, BEST & FRIEDRICH
                            100 E. WISCONSIN AVENUE
                              MILWAUKEE, WI 53202
                                 (414) 271-6560
                              (414) 277-0656 (FAX)


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /


--------------------------------------------------------------------------------

                              TRUSERV CORPORATION

                             CROSS REFERENCE SHEET

                     PURSUANT TO ITEM 501 OF REGULATION S-K


         S-2 ITEM NUMBER AND HEADING                                      LOCATION IN PROSPECTUS
         ---------------------------                                      ----------------------
1.  Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus....................................     Facing Page of Registration Statement; Cross-Reference
                                                                          Sheet; Outside Front Cover Page
2.  Inside Front and Outside Back Cover Pages of
         Prospectus..................................................     Inside Front Cover Page; Available Information;
                                                                          Incorporation of Certain Documents by Reference;
                                                                          Outside Back Cover Page
3.  Summary Information and Risk Factors ............................     Summary; Risk Factors
4.  Use of Proceeds..................................................     Use of Proceeds
5.  Determination of Offering Price..................................     Outside Front Cover Page of Prospectus
                                                                           and Plan of Distribution
6.  Dilution.........................................................     Not Applicable
7.  Selling Security Holders.........................................     Not Applicable
8.  Plan of Distribution.............................................     Plan of Distribution
9.  Description of Securities to be Registered.......................     Description of Common Stock
10. Interests of Named Experts and Counsel...........................     Not Applicable
11. Information with Respect to the Registrant.......................     Summary, Available Information; Dividends; Selected
                                                                          Financial Data; Management's Discussion and
                                                                          Analysis of Financial Condition and Results of
                                                                          Operations; Business of TruServ; Distribution of
                                                                          Patronage Dividends; Management; Index to Consolidated
                                                                          Financial Statements
12. Incorporation of Certain Information by Reference................     Incorporation of Documents By Reference
13. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities...................................     Not Applicable



PROSPECTUS

                              TRUSERV CORPORATION


               95,228 SHARES CLASS A COMMON STOCK, $100 PAR VALUE

                           (IN UNITS OF SIXTY SHARES)

     THE COMMON STOCK OFFERED HEREUNDER IS OFFERED EXCLUSIVELY TO RETAILERS AND RENTERS OF HARDWARE, LUMBER AND RELATED PRODUCTS, IN CONNECTION WITH BECOMING MEMBERS OF THE COMPANY. (SEE "PLAN OF DISTRIBUTION" HEREIN.)

     THE COMMON STOCK OFFERED HEREUNDER IS LIMITED AS TO TRANSFERABILITY BY ITS TERMS. THE COMPANY RETAINS AN AUTOMATIC LIEN AGAINST SUCH COMMON STOCK, AND DIVIDENDS ACCRUING THEREON, FOR ANY INDEBTEDNESS DUE THE COMPANY. (SEE "DESCRIPTION OF COMMON STOCK" HEREIN.)

     THERE IS NO EXISTING MARKET FOR THE COMMON STOCK OFFERED HEREUNDER AND THERE IS NO EXPECTATION THAT ANY MARKET WILL DEVELOP.

     THIS PROSPECTUS RELATES TO SHARES OF THE CLASS A COMMON STOCK, PAR VALUE $100 PER SHARE ("CLASS A COMMON STOCK" OR THE "SHARES"), OF TRUSERV CORPORATION, A DELAWARE CORPORATION ("TRUSERV" OR THE "COMPANY"), FORMERLY KNOWN AS COTTER & COMPANY ("COTTER"), TO BE ACQUIRED, IN UNITS OF 60 SHARES EACH (SUBJECT TO A MAXIMUM OF FIVE UNITS PER PERSON), BY PERSONS BECOMING MEMBERS OF TRUSERV. SEE "SUMMARY," "RISK FACTORS" AND "BUSINESS OF TRUSERV" HEREIN FOR FURTHER INFORMATION.


     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY ANY PERSON CONTEMPLATING BECOMING A MEMBER OF TRUSERV AND ACQUIRING ANY OF THE SHARES.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                          UNDERWRITING
           UNIT OF 60 SHARES OF                    PRICE TO              DISCOUNTS AND             PROCEEDS TO
           CLASS A COMMON STOCK                     PUBLIC                COMMISSIONS                COMPANY
---------------------------------------------------------------------------------------------------------------------
Per Unit(1)...............................          $6,000               See (2) Below              $6,000(3)
Total.....................................        $9,522,800             See (2) Below            $9,522,800(3)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The shares will be offered only in units of 60 Shares and no stockholder may purchase more than five such units.

(2) There will be no underwriters. The subject stock will be sold directly by TruServ at par value.

(3) There is no firm commitment for the sale of the securities offered hereunder; they will be sold from time to time by TruServ. However, assuming the sale of all securities offered hereunder, and before deduction of approximately $50,000 for estimated expenses in connection with this offering, the total proceeds will be as shown above.
                               ------------------


                THE DATE OF THIS PROSPECTUS IS                .

                             AVAILABLE INFORMATION

     TruServ (known as Cotter & Company prior to July 1, 1997) has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (including all amendments, exhibits, annexes and schedules thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the TruServ Class A common stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits filed as a part thereof, is available at the Commission for inspection and copying as set forth below.

     TruServ is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information may also be obtained from the Commission's Web site which is maintained at http://www.sec.gov.

                          REPORTS TO SECURITY HOLDERS

     Each year TruServ distributes to its Members an annual report containing consolidated financial statements reported upon by a firm of independent auditors. TruServ may, from time to time, also furnish to its Members interim reports, as determined by management.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO TRUSERV THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. TRUSERV WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF THE SHARES, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO TRUSERV (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO KERRY J. KIRBY, EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, TRUSERV CORPORATION, 8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631-3505; AND TELEPHONE REQUESTS MAY BE MADE TO MR. KIRBY AT 773-695-5000. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                           ANNUAL REPORT ON FORM 10-K


     This Prospectus is accompanied by a copy of TruServ's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                    INCORPORATION OF DOCUMENTS BY REFERENCE


     The TruServ Annual Report on Form 10-K for the year ended December 31, 1998, previously filed by TruServ with the Commission pursuant to the Exchange Act, is hereby incorporated by reference into this Prospectus.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TRUSERV. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TRUSERV SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THE PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.
                           -------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
AVAILABLE INFORMATION...................    i
REPORTS TO SECURITY HOLDERS.............    i
ANNUAL REPORT ON FORM 10-K..............    i
INCORPORATION OF DOCUMENTS BY
  REFERENCE.............................   ii
SUMMARY.................................    1
  The Company...........................    1
  Common Stock..........................    2
  Risk Factors..........................    2
  Retail Member Agreement...............    2
  Franchises and Licenses...............    2
  Retail Conversion Funds Agreement.....    3
  Comparative Per Share Prices and
     Dividend Policies..................    3
  Comparative Per Share Data............    3
  Selected Financial Data...............    4
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS............................    5
RISK FACTORS............................    6
  Uncertainties Associated with the
     Integration of Cotter and SCC......    6
  Uncertain Impact of Growth............    6
  Impact of Increasing Competition and
     Market Changes.....................    6
  Potential Loss of Members.............    6
  Volatility of Merchandise and
     Inventory Prices...................    6



                                          PAGE
                                          ----
  Difficulties in Integrating
     Information Management and
     Technology
     Systems............................    7
  Impact of Environmental Issues........    7
  Difficulties of Combining Distribution
     Facilities and Systems
     Operations.........................    7
  Regional Variations in Marketing
     Opportunities......................    7
  Commonization.........................    7
  Impact of Franchising and Licensing
     Laws...............................    7
USE OF PROCEEDS.........................    8
PLAN OF DISTRIBUTION....................    8
DIVIDENDS...............................    8
BUSINESS OF TRUSERV.....................    8
DISTRIBUTION OF PATRONAGE DIVIDENDS.....    8
MANAGEMENT..............................    9
DESCRIPTION OF COMMON STOCK.............    9
  Dividend Rights.......................    9
  Voting Rights.........................    9
  Liquidation Rights....................    9
  Preemptive Rights.....................    9
  Redemption Provisions.................    9
  Stockholders..........................    9
  Other Restrictions and Rights.........    9
LEGAL MATTERS...........................   10
INDEX TO CONSOLIDATED FINANCIAL
  STATEMENTS............................   11

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus, the Exhibits hereto and documents incorporated by reference herein. This summary does not contain a complete statement of any material information relating to TruServ and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Prospectus. Prospective Members of TruServ should read carefully this Prospectus in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus.

     This Prospectus and the documents incorporated herein by reference contain forward-looking statements about future results that are subject to risks and uncertainties. TruServ's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     On April 1, 1997, the stockholders of Cotter and the shareholders of ServiStar Coast to Coast Corporation ("SCC") agreed to merge the two companies pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The Merger was completed on July 1, 1997. Following completion of the Merger, the Company was renamed TruServ.

THE COMPANY

     TruServ Corporation. TruServ was organized as Cotter & Company, a Delaware corporation in 1953. Upon its organization, it succeeded to the business of Cotter & Company, an Illinois corporation organized in 1948. TruServ's principal executive offices are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois, 60631-3505. The telephone number is (773) 695-5000. TruServ is a Member-owned wholesaler of hardware, lumber/building materials and related merchandise. It was historically and is now the largest cooperative wholesaler of hardware and related merchandise in the United States. The Company manufactures paint and paint applicators. For reporting purposes, the Company operates in a single industry as a Member-owned wholesaler cooperative.


     The Company serves approximately 9,800 Coast to Coast(R), ServiStar(R) and True Value(R) Hardware Stores throughout the United States. Primary concentrations of Members exist in New York (approximately 8%), Pennsylvania (approximately 7%), California and Texas (approximately 5% each) and Illinois, Michigan and Ohio (approximately 4% each).



     TruServ's Class A common stock, $100.00 par value per share ("Class A common stock"), being offered hereby is exclusively offered to retailers of hardware, lumber/building and related merchandise, in connection with becoming Members of TruServ. The Class A common stock (which is the sole voting stock) is offered only in sixty (60) share units and no party may acquire more than five units (at the rate of one unit per store). Sales of Class A common stock are made for cash.


     TruServ Class B nonvoting common stock, par value $100 per share ("Class B nonvoting common stock"), which is non-voting stock, is issuable only in connection with the Members' patronage dividends (see "Distribution of Patronage Dividends" below).

     Membership, depending on the terms of the Member's Retail Member Agreement with TruServ (the "Retail Member Agreement"), entitles TruServ Members to use certain TruServ trademarks and trade names, including the federally registered Coast to Coast(R), ServiStar(R) and True Value(R) trademarks, service marks and collective membership marks. Generally speaking, former Cotter Members and former SCC Members will continue to conduct their businesses under the same retail banners as before the Merger, except to the extent permitted by TruServ on a case by case basis. As soon as permitted by anticipated operating synergies, those Members and new Members joining TruServ after the Merger will have access to all private labels, except with respect to paint, mower and outdoor power equipment, the private labels of which will be limited to use by their respective retail organizations. Membership also entitles the Member to receive annual patronage dividends based upon the Member's purchases from TruServ. In accordance with TruServ's By-Laws and Retail Member Agreement, the annual patronage dividend is paid to Members out of the gross margins from operations and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors.

COMMON STOCK


     The Class A common stock being offered hereby is limited as to transferability in that TruServ has a ninety (90) day right of first refusal to repurchase, at par value, a Member's stock before such stock can otherwise be disposed of. Historically, the Company has always exercised the right to repurchase. Additionally, TruServ retains an automatic lien on the Class A common stock, and dividends accruing thereon, for any indebtedness due TruServ. TruServ is obligated to repurchase a Member's Class A common stock and the Member is obligated to sell such stock, at par value, in accordance with the terms and conditions set forth in TruServ's By-Laws upon termination of the Retail Member Agreement. The Agreement may be terminated by either TruServ or the Member upon sixty (60) day's written notice. Termination of a Retail Member Agreement by TruServ requires approval by a two-thirds vote of the Board of Directors, except in the following circumstances where TruServ has the right to immediately terminate the Agreement: the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated as bankrupt, or commits a breach of any obligation under the Agreement, which breach is not cured within ten (10) days after written notice to the Member by TruServ.


     There is no existing market for the Class A common stock offered hereunder and there is no expectation that any market will develop.

     TruServ intends to use the proceeds of this offering primarily for general working capital purposes, including the purchase of merchandise for resale to Members.

RISK FACTORS

     The business of TruServ is subject to a number of risks, including: the uncertainties associated with the integration of the business of SCC and Cotter; the uncertain impact of the growth in the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial industries; the impact of increasingly intense competition and market changes; the potential impact of future litigation; the impact of various environmental issues; the volatility of merchandise and inventory prices; the failure to achieve anticipated economies of scale and operating efficiencies of the post-Merger Company; difficulties in integrating merchandise ordering and purchasing systems, difficulties in integrating wholesale technology and technical support, the difficulties of combining logistic/distribution facilities and systems operations; regional variations in marketing opportunities; the combination of disparate pricing strategies and the potential impact of franchising and licensing laws on TruServ's operations.

RETAIL MEMBER AGREEMENT

     All TruServ Members who were previously Cotter Members, TruServ Members joining TruServ after the Merger, and those SCC Members who voted in favor of the Merger, will be governed by the then current form of TruServ Retail Member Agreement. Such Retail Member Agreement is an amendment and restatement of the existing Cotter Retail Member Agreement. The SCC Membership Agreement of each SCC Member voting against the Merger, or abstaining with respect thereto, together with any related license or franchise agreements, has been assigned by SCC to TruServ without further action.

FRANCHISES AND LICENSES


     TruServ is continuing to review any retail activities which continue to be carried out as franchises. TruServ-supported rental outlets that are franchises include Taylor Rental Centers ("Taylor Rental") and Grand Rental Stations ("Grand Rental"). It is anticipated that additional licenses may be entered into periodically with respect to the Taylor Rental Centers and Grand Rental Stations. It is less likely that any additional franchise or license agreements will be entered into with respect to the other retail programs operated as franchises by SCC prior to the Merger. These programs will initially be operated as part of the cooperative activities of TruServ.

RETAIL CONVERSION FUNDS AGREEMENT


     In connection with the Merger, TruServ agreed to make available to those Members who were Members at the time of Merger an aggregate amount of $40,000,000 to assist those store owners in defraying various conversion costs associated with the Merger, and costs associated with certain upgrades and expansions of stores. Of this aggregate amount, $14,000,000 has been made available to former SCC Members to assist in defraying the costs of converting to certain TruServ wholesale ordering and retail systems. In addition, the amount of $10,000,000 was made available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of software consolidation of the businesses. Finally, the amount of $16,000,000 was made available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of certain retrofitting and expansion projects at stores which are preapproved by TruServ. Members requesting disbursements from these Funds must agree to remain Members in good standing of TruServ for a period of five years, without material reductions in purchases, and, should they fail to do so, a prorated portion of any disbursement from the funds must be repaid by the Member to TruServ. As of December 31, 1998, TruServ payouts to Members from these Funds totaled $14,824,000.


COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     TruServ Class A common stock is not listed or traded on any national securities exchange or on Nasdaq. It is offered exclusively to retailers or renters of hardware, lumber and related products, in connection with becoming Members of TruServ, at a purchase price equal to its par value. The TruServ Class A common stock is restricted as to transferability and no public market for such stock exists or is anticipated to develop in the future. TruServ does not pay dividends with respect to its Class A common stock. For information with respect to payment of patronage dividends, see "Distribution of Patronage Dividends" below.

COMPARATIVE PER SHARE DATA

     Because of the absence of any public market for TruServ stock, and the sale or issuance thereof at its par value and any repurchase thereof at par, earnings per share is inapplicable.

     The following table sets forth certain book value per share data for TruServ on a historical basis.


                                                                HISTORICAL
                                                                ----------
Book value per share as of:
  December 31, 1998.........................................     $ 94.29
  December 31, 1997.........................................     $100.40


-------------------------

(1) The book value per share of the Company's Class A common stock and Class B nonvoting common stock is the value, determined in accordance with generally accepted accounting principles, of such shares as shown by the respective year-end consolidated balance sheets of the Company.

                            SELECTED FINANCIAL DATA


                                                                   FOR THE FISCAL YEARS
                                              --------------------------------------------------------------
                                                 1998         1997         1996         1995         1994
                                                 ----         ----         ----         ----         ----
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................................  $4,328,238   $3,331,686   $2,441,707   $2,437,002   $2,574,445
Gross margins...............................     298,135      241,020      196,636      202,068      223,331
Net margins(a)..............................      20,480       42,716       52,410       59,037       60,318
Patronage dividends.........................      35,024       43,782       53,320       60,140       60,421
Total assets................................   1,600,764    1,438,913      853,985      819,576      868,785
Long-term debt..............................     316,959      169,209       80,145       79,213       75,756
Promissory (subordinated) and instalment
  notes payable.............................     124,422      172,579      185,366      186,335      199,099
Redeemable Class A common stock.............      49,880       47,423        4,876        5,294        6,370
Redeemable Class B nonvoting common stock...     195,643      187,259      114,053      113,062      116,663
Book value per share of Class A common stock
  and Class B nonvoting common stock(b).....       94.29       100.40       101.89       102.68       103.57


-------------------------

(a) The net margin for Fiscal Years 1998 and 1997 includes a deduction of $20,034,000 and $13,650,000, respectively for non-recurring Merger integration costs.



(b) The book value per share of the Company's Class A common stock and Class B nonvoting common stock is the value, determined in accordance with generally accepted accounting principles, of such shares as shown by the respective year-end consolidated balance sheets of the Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     Information relating to Management's Discussion and Analysis of Financial Condition and Results of Operations is included in the TruServ Annual Report on Form 10-K for the year ended December 31, 1998 in Part II, Item 7 and is hereby incorporated by reference.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements which involve risks and uncertainties. TruServ's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below. Such factors, together with the other information in this Prospectus, should be considered carefully.

UNCERTAINTIES ASSOCIATED WITH THE INTEGRATION OF COTTER AND SCC

     The Merger involves the integration of SCC and Cotter's business activities. Among the factors considered by the Cotter Board of Directors and SCC Board of Directors in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that they expect will ultimately result from the Merger. The integration of TruServ's operations will require the dedication of management resources in order to achieve the anticipated operating efficiencies of the Merger. No assurance can be given that difficulties encountered in integrating TruServ's on-going operations will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the SCC operations and Cotter's are increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. Difficulties encountered in connection with the Merger and the integration of the operations of SCC and Cotter could have an adverse effect on the business, results of operations or financial condition of TruServ. Loss of key employees may also adversely affect TruServ.

UNCERTAIN IMPACT OF GROWTH


     TruServ is unable to predict the impact of anticipated growth in the hardware, Do It Yourself ("DIY") and rental industries on its future business activities. While TruServ believes such growth will be beneficial to the cooperative and its Members, no assurances can be given as to whether, when or at what cost these benefits may be achieved.


IMPACT OF INCREASING COMPETITION AND MARKET CHANGES

     In recent years, the hardware, DIY and rental businesses have become increasingly competitive. TruServ will continue to experience intense competition from so-called "Big Box" stores such as Home Depot, Menards, Builders Square and Lowes, as well as from additional emphasis on directly competitive lines of business by diversified retailers such as Sears. In many instances, these competitors have greater resources, larger market shares and more widespread presence than TruServ has. While TruServ believes that because of its structure as a cooperative, it represents the best opportunity for its Members to compete with the Big Boxes and general retailers, no assurances can be given that such competition will be successful in any individual case or as a whole.

POTENTIAL LOSS OF MEMBERS


     If either a significant number of Members or Members representing a disproportionate amount of the Members' aggregate purchases choose to terminate their memberships as a result of dissatisfaction with the Merger, the effect on TruServ could be adverse. TruServ has not experienced any material loss of former Members due to the Merger. TruServ believes that various competing cooperative organizations will continue to attempt to persuade former Members of SCC and Cotter to terminate their relationships and become members of such competing organizations. To the extent these recruitment efforts are successful, the effect on TruServ and its Members could be adverse.


VOLATILITY OF MERCHANDISE AND INVENTORY PRICES

     Merchandise and inventory prices in the lumber and building material businesses can change rapidly and as a result of such fluctuations may have periodic adverse effects on TruServ's profit margins and competitive abilities. Generally speaking, prices for goods are higher when purchased in smaller lots. While TruServ believes its cooperative structure presents the best opportunity for Members to maximize their purchasing power and acquire merchandise for their Members at lower prices, no assurances can be given that such will be the case for any individual Member or as a whole.

DIFFICULTIES IN INTEGRATING INFORMATION MANAGEMENT AND TECHNOLOGY SYSTEMS

     The Management Information Systems and other technological aspects of the pre-Merger businesses of Cotter and SCC, such as ordering systems, differing types of SKU's, and Member communication systems, among others, are not compatible. TruServ expects to integrate these systems as rapidly as possible, but it is possible that currently unanticipated delays in time and increased costs in achieving such systems integration may be encountered as the business of TruServ goes forward.

IMPACT OF ENVIRONMENTAL ISSUES

     Certain aspects of TruServ's business activities, such as the manufacture of paint and related products, are carried on in environmentally sensitive areas. TruServ is unable to predict whether, or to what extent, such business activities may result in future costs or liabilities which are not currently known. In addition, the environmental area is under constant review and scrutiny by governmental authorities at the federal, state and local levels. No assurances can be given that such governmental scrutiny may not have a material adverse effect on TruServ.

DIFFICULTIES OF COMBINING DISTRIBUTION FACILITIES AND SYSTEMS OPERATIONS

     Because of the disparate nature of existing distribution facilities and methods, TruServ expects to spend significant time, effort and funds in commonizing those activities. While TruServ has no reason to expect that such commonization will not be achieved over time, the cost of doing so may be material.

REGIONAL VARIATIONS IN MARKETING OPPORTUNITIES

     Because TruServ will transact business nationwide, there may from time to time be significant variations in marketing opportunities available to its Members depending on economic conditions in the specific geographic region in which that Member conducts his or her primary business. To the extent that specific geographic regions experience more favorable or unfavorable economic conditions than other areas of the country, the business of Members in those regions would be affected accordingly. TruServ is not able to predict whether the effect of such regional variations might be material to any individual Member.

COMMONIZATION

     Prior to the Merger, Members of SCC and Cotter utilized different pricing strategies in the conduct of their separate businesses, disparate merchandise assortments and merchandise identification systems, procurement and distribution methods, vendor selection rationales, and stock keeping unit systems. These various items will be commonized over time for all Members. TruServ is not currently able to predict the costs of such commonization, which may be material, or the effect on anticipated operating synergies resulting from the Merger.

IMPACT OF FRANCHISING AND LICENSING LAWS

     Prior to the Merger, SCC conducted a portion of its business in the form of franchise and license arrangements with Members. As part of this process, SCC complied with various franchise registration and related laws in approximately fifteen states. Cotter did not conduct any portion of its business as a franchise prior to the Merger. To the extent that additional business activities of TruServ are required to comply with various franchise or licensing laws, rules or regulations, additional costs would be incurred. TruServ cannot currently quantify the potential cost of such compliance. Furthermore, such franchise and license compliance issues could adversely impact the relationship between TruServ and its Members, as well as the manner in which TruServ is expected to conduct its operations, and lead to loss of management flexibility and related synergies.

                                USE OF PROCEEDS

     The proceeds to be received from this offering of Class A common stock will be used by TruServ primarily for general working capital purposes, including the purchase of merchandise for resale to Members and the maintenance of adequate inventory levels. Until used as provided herein, the net proceeds of the sale of the Class A common stock may be invested in short-term commercial paper, bank certificates of deposit, government securities, repurchase agreements, or other similar short-term investments.

     TruServ will use its best efforts to sell the Class A common stock being offered hereunder but can give no assurances that all such Class A common stock will be sold. As a result, TruServ may not receive the entire amount of estimated proceeds from the sale of said Class A common stock.

                              PLAN OF DISTRIBUTION

     TruServ's Class A common stock being offered hereby is offered exclusively to retailers of hardware, lumber and related merchandise, in connection with becoming Members of TruServ. Each independent retailer who applies to become a stockholder-Member must subscribe for sixty (60) shares of TruServ's Class A common stock, $100 par value, having a total purchase price of $6,000, for each retail store (up to a maximum of 300 shares at $30,000 for five or more stores). All sales of the Class A common stock will be made for cash.

     Sales of Class A common stock are primarily made through TruServ's registered securities agent(s) but only after the executive officers of TruServ approve the admission of a new Member. Neither TruServ executive officers nor its agent(s) receive any special or separate compensation or commission in connection with the admission of new Members and concomitant sales of Class A common stock. Although TruServ's retail support representatives frequently are TruServ's initial contact with potential new Members, they do not, and are not empowered to, admit new Members to TruServ.

                                   DIVIDENDS


     Other than the payment of patronage dividends, including the redemption of some nonqualified written notices of allocation, TruServ has not paid dividends on its Class A common stock or Class B nonvoting common stock. The Board of Directors does not plan to pay dividends on either class of stock. Dividends (other than patronage dividends) on the Class A common stock and Class B nonvoting common stock, subject to the provisions of the Company's Certificate of Incorporation, may be declared out of gross margins of TruServ, other than gross margins from operations with or for Members and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the Certificate of Incorporation. See "Distribution of Patronage Dividends" and "Description of Common Stock".


                              BUSINESS OF TRUSERV


     Information relating to Business of TruServ is included in the TruServ Annual Report on Form 10-K for the year ended December 31, 1998 in Part I, Item 1 and is hereby incorporated by reference.


                      DISTRIBUTION OF PATRONAGE DIVIDENDS


     Information relating to Distribution of Patronage Dividends is included in the TruServ Annual Report on Form 10-K for the year ended December 31, 1998 in
Part I, Item 1 and is hereby incorporated by reference.

                                   MANAGEMENT


     Information relating to Management is included in the TruServ Annual Report on Form 10-K for the year ended December 31, 1998 in Part III, Item 10 and is hereby incorporated by reference.


                          DESCRIPTION OF COMMON STOCK

     DIVIDEND RIGHTS. Dividends (other than patronage dividends) upon the Class A common stock and Class B nonvoting common stock, subject to the provisions of TruServ's Certificate of Incorporation, may be declared out of gross margins of TruServ, other than gross margins from operations with or for Members and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the Certificate of Incorporation (See "Dividends").

     VOTING RIGHTS. The Class A common stock, which is the sole voting stock, is offered only in sixty (60) share units, and no party may acquire more than five units. The holders of Class A common stock have the exclusive voting power upon all questions submitted to stockholders (including the election of Directors), being entitled to one vote per share. Pursuant to the Certificate of Incorporation and By-Laws of TruServ, the Board of Directors consists of directors who are elected for staggered three-year terms.

     LIQUIDATION RIGHTS. Upon dissolution, liquidation or winding up of the Company, voluntary or involuntary, the assets are to be divided among and distributed ratably to the holders of shares of Class A common stock and Class B nonvoting common stock pro rata in accordance with their holdings and without preference as between the classes.

     PREEMPTIVE RIGHTS. Each shareholder has the right to purchase, and must purchase when he becomes a stockholder-Member, sixty (60) shares of Class A common stock per store, up to a maximum of 300 shares for five or more stores. No shares of Class A common stock shall be issued or sold except in such units and under such circumstances. No shares of Class B nonvoting common stock shall be issued or sold except to parties who are, at the time of issuance, holders of shares of Class A common stock.

     REDEMPTION PROVISIONS. The Retail Member Agreement (the "Agreement") may be terminated by either TruServ or the Member on sixty (60) days' written notice. Termination by TruServ requires approval by a two-thirds vote of the Board of Directors, except in the following circumstances where TruServ has the right to immediately terminate the Agreement: the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated as bankrupt, or commits a breach of any obligation under the Agreement, which breach is not cured within sixty (60) days after written notice to the Member by TruServ. In the event the Agreement is terminated, TruServ undertakes to purchase and the Member is required to sell all of his Class A common stock and Class B nonvoting common stock at a price equal to the par value thereof. Payment for the Class A common stock will be in cash. Payment for the Class B nonvoting common stock will be a note payable in five equal annual instalments which bears interest at a rate per annum as determined by the Board of Directors.


     STOCKHOLDERS. As of February 27, 1999, there were approximately 8,178 stockholders of Class A common stock and approximately 8,173 stockholders of Class B nonvoting common stock.


     OTHER RESTRICTIONS AND RIGHTS. (a) There are no conversion rights, sinking fund provisions, or liability to further calls or assessment by TruServ in regard to the Class A common stock.

     (b) TruServ is given an automatic lien to secure the payment of any indebtedness due TruServ from any stockholder of record upon the Class A common stock and Class B nonvoting common stock shares of such stockholder and upon any declared and unpaid dividends thereon.

     (c) There is no existing market for the Class A common stock being offered hereby. Whenever any stockholder may desire to dispose in any manner, by sale, gift or otherwise, of all or any part of his shares of either class of common stock, and whenever any stockholder dies or suffers any other event giving rise to voluntary or involuntary transfer, by operation of law or otherwise, of all or part of his said shares, TruServ is given the option, exercisable within ninety (90) days following the date upon which it receives written notice from the stockholder, his heirs, executors, personal representatives or other party in interest, as the case may be, of the intended disposition or of the death of the stockholder or other event giving rise to voluntary or involuntary transfer of the shares, to repurchase all shares referred to in the notice. The option price in the case of either class of common stock is the par value thereof. Any disposition or attempted disposition or transfer, voluntary or involuntary, of common stock of TruServ is null and void and confers no rights upon the transferee unless and until TruServ has been given the required notice and has failed to exercise its option to purchase within the specified time. The above restrictions do not apply, in the case of a pledge by a stockholder of any of his shares in a bona fide transaction as security for a debt, until the pledge or lienholder forecloses the pledge or lien. The above restrictions do not apply at all in the case of a Class B nonvoting common stock disposition to a person who is the owner of shares of Class A common stock of TruServ.

                                 LEGAL MATTERS


     The legality of the issuance of the Class A common stock offered hereby has been passed upon for TruServ by Messrs. Michael, Best & Friedrich, 100 E. Wisconsin Ave., Milwaukee, Wisconsin 53202.

ITEM 14(A). INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.


     Information relating to the Consolidated Financial Statements is included in the TruServ Annual Report on Form 10-K for the year ended December 31, 1998 in Part IV, Item 14 and is hereby incorporated by reference.

           ---------------------------------------------------------
           ---------------------------------------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, AND THE EXHIBITS AND SCHEDULES RELATING THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON,
D. C. UNDER THE SECURITIES ACT OF 1933 AND TO WHICH REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY.

                               TABLE OF CONTENTS


                  ITEM                       PAGE
                  ----                       ----
Available Information....................      i
Reports to Security Holders..............      i
Annual Report on Form 10-K...............      i
Incorporation of Documents by
  Reference..............................     ii
Summary..................................      1
Selected Financial Data..................      4
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................      5
Risk Factors.............................      6
Use of Proceeds..........................      8
Plan of Distribution.....................      8
Dividends................................      8
Business of TruServ......................      8
Distribution of Patronage Dividends......      8
Management...............................      9
Description of Common Stock..............      9
Legal Matters............................     10
Index to Consolidated Financial
  Statements.............................     11


    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

           ---------------------------------------------------------
           ---------------------------------------------------------


           ---------------------------------------------------------
           ---------------------------------------------------------

                              TRUSERV CORPORATION

                                 95,228 SHARES

                              CLASS A COMMON STOCK

                                 $100 PAR VALUE
                            (IN UNITS OF 60 SHARES)

                               ------------------
                                   PROSPECTUS
                               ------------------

                            DATED

           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Class A common stock being registered:

Registration Fee............................................    $     0
Printing of Registration Statement and Prospectus...........     15,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     15,000
                                                                -------
Total.......................................................    $50,000
                                                                =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     TruServ's Certificate of Incorporation, as amended, provides that TruServ shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of TruServ), by reason of the fact that such person is or was a director, officer, employee or agent of TruServ, or is or was serving at the request of TruServ as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, on July 23, 1973 the Board of Directors adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, TruServ shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of TruServ, TruServ shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of TruServ, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to TruServ unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by TruServ only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Additionally, the stockholders of TruServ have approved an amendment to the Certificate of Incorporation to eliminate personal liability of directors for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of TruServ shall not be liable to TruServ or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.


    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       2-A     Agreement and Plan of Merger dated as of December 9, 1996
               between the Company and ServiStar Coast to Coast Corporation
               ("SCC"). Incorporated by reference on Exhibit 2-A to
               Registration Statement on Form S-4 (No. 333-18397)
       4-A     Amended and Restated Certificate of Incorporation of the
               Company, effective July 1, 1997. Incorporated by reference
               -- Exhibit 2-A to Registration Statement on Form S-4 (No.
               333-18397).
       4-B     By-laws of the Company, effective July 1, 1997. Incorporated by reference -- Exhibit 2-A to Registration Statement on
               Form S-4 (No. 333-18397).
       4-C     Specimen certificate of Class A common stock. Incorporated by reference--Exhibit 4-A to Registration Statement on Form
               S-2 (No. 2-82836).
       4-D     Specimen certificate of Class B common stock. Incorporated by reference--Exhibit 4-B to Registration Statement on Form
               S-2 (No. 2-82836).
       4-E     Promissory (subordinated) note form effective for the
               year-ending December 31, 1986 and thereafter. Incorporated by reference--Exhibit 4-H to Registration Statement on Form
               S-2 (No. 33-20960).
       4-F     Instalment note form. Incorporated by reference--Exhibit 4-F to Registration Statement on Form S-2 (No. 2-82836).
       4-G     Copy of Note Agreement with Prudential Insurance Company of
               America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of $50,000,000 with a maturity date of
               April 1, 2007. Incorporated by reference--Exhibit 4-J to
               Post-Effective Amendment No. 2 to Registration Statement on
               Form S-2 (No. 33-39477).
       4-H     Cotter & Company $50,000,000 Private Shelf Agreement with
               Prudential Insurance Company of America dated December 29,
               1995 incorporating amendment on existing Note Agreement with
               Prudential Insurance Company of America dated April 13, 1992 securing 8.60% Senior Notes in the principal sum of
               $50,000,000 with a maturity date of April 1, 2007.
               Incorporated by reference--Exhibit 4-H to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 (No.
               33-39477).
       4-I     Trust Indenture between Cotter & Company and First Trust of
               Illinois (formerly Bank of America). Incorporated by
               reference--Exhibit T3C to Cotter & Company Form T-3 (No.
               22-26210).
       4-J     Credit Agreement dated July 1, 1997 for $300,000,000
               Revolving credit between TruServ Corporation, various
               financial institutions, and Bank of America. Incorporated by reference--Exhibit 4-J to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397)

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
       4-K     Amended and Restated Private Shelf Agreement between TruServ
               Corporation and Prudential Insurance Company of America
               dated November 13, 1997 for $150,000,000. Incorporated by
               reference--Exhibit 4-K to Post-Effective Amendment No. 5 to
               Registration Statement on Form S-2 to Form S-4 (No.
               333-18397)
       4-L     Credit Agreement dated September 10, 1998 for $105,000,000
               Note Purchase Agreement between TruServ Corporation and
               various Purchasers.*
       4-M     Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various Financial institutions and Bank of Montreal.*
       4-N     Credit Agreement dated September 30, 1998 for $100,000,000
               Revolving Credit between TruServ Corporation, various
               Financial institutions, and Bank of America.*
       5       Opinion of Daniel T. Burns, Esq.*
      10-A     Current Form of Retail Member Agreement with TruServ
               Corporation between the Company and its Members that offer primarily hardware and related items. Incorporated by
               reference--Exhibit 2-A to the Company's Registration
               Statement on Form S-4 (No. 333-18397).
      10-B     Form of Subscription to Shares of TruServ Corporation.
               Incorporated by reference--Exhibit 10-B to Post-Effective
               Amendment No. 5 to Registration Statement on Form S-2 to
               Form S-4 (No. 333-18397)
      10-C     Cotter & Company Defined Lump Sum Pension Plan (As Amended
               and Restated Effective As Of January 1, 1996). Incorporated
               by reference--Exhibit 10-C to Post-Effective Amendment No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-D     Cotter & Company Employees' Savings and Compensation
               Deferral Plan (As Amended and Restated Effective April 1,
               1994). Incorporated by reference--Exhibit 10-D to Post-
               Effective Amendment No. 4 to Registration Statement on Form
               S-2 (No. 33-39477).
      10-E     Cotter & Company Supplemental Retirement Plan between Cotter
               & Company and selected executives of the Company (As Amended and Restated January 2, 1996 Effective As Of January 1,
               1996). Incorporated by reference--Exhibit 10-E to
               Post-Effective Amendment No. 5 to Registration Statement on
               Form S-2 (No. 33-39477).
      10-F     Annual Incentive Compensation Program and Long-Term
               Incentive Compensation Program between Cotter & Company and selected executives of the Company. Incorporated by
               reference--filed as Exhibits A and B to Exhibit 10-N to
               Registration Statement on Form S-2 (No. 33-39477).
      10-G     Cotter & Company Long-Term Incentive Compensation Program
               for Executive Management (Amended) dated November 7, 1994.
               Incorporated by reference--Exhibit 10-I to Post-Effective
               Amendment No. 4 to Registration Statement on Form S-2 (No.
               33-39477).
      10-H     Employment Agreement between Cotter & Company and Daniel A.
               Cotter dated October 15, 1984. Incorporated by
               reference--Exhibit 10-N to Post-Effective Amendment No. 2 to
               Registration Statement on Form S-2 (No. 2-82836).
      10-I     Amendment No. 1 to Employment Agreement between Cotter &
               Company and Daniel A. Cotter dated October 15, 1984
               effective January 1, 1991. Incorporated by reference--
               Exhibit 10-N to Registration Statement on Form S-2 (No.
               33-39477).
      10-J     Contract between Daniel T. Burns and the Company.
               Incorporated by reference--Exhibit 10-J to Post-Effective
               No. 5 to Registration Statement in Form S-2 (No. 33-39477).
      10-K     Contract between Kerry J. Kirby and the Company.
               Incorporated by reference--Exhibit 10-K to Post-Effective
               No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-L     Retail Conversion Funds Agreement dated as of December 9,
               1996 between the Company and SCC. Incorporated by
               reference--Exhibit 10-L to Registration Statement on Form
               S-4 (No. 333-18397).
      23-A     Consent of Daniel T. Burns, Esq. (included in Exhibit 5).*
      23-B     Consent of Ernst & Young LLP (included on page II-7).*


* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-2 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 6 ON FORM S-2 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 30TH DAY OF MARCH, 1999.


                                          TRUSERV CORPORATION

                                          By:        /s/ DANIEL A. COTTER

                                            ------------------------------------
                                                      Daniel A. Cotter

                                             Chairman, Chief Executive Officer
                                                         and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS DANIEL A. COTTER, KERRY J. KIRBY AND DANIEL T. BURNS, JOINTLY AND SEVERALLY, ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWERS OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, AND ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY SATISFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS ANNUAL REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.


                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                /s/ DANIEL A. COTTER                     Chairman of the Board,            March 30, 1999
-----------------------------------------------------      Chief Executive Officer and
                  Daniel A. Cotter                         Director

                 /s/ DONALD J. HOYE                      President, Chief Operating        March 30, 1999
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                 /s/ KERRY J. KIRBY                      Executive Vice President and      March 30, 1999
-----------------------------------------------------      Chief Financial Officer
                   Kerry J. Kirby

                  /s/ JOE W. BLAGG                       Director                          March 30, 1999
-----------------------------------------------------
                    Joe W. Blagg

                /s/ JAMES D. BURNETT                     Director                          March 30, 1999
-----------------------------------------------------
                  James D. Burnett

            /s/ WILLIAM M. CLAYPOOL, III                 Director                          March 30, 1999
-----------------------------------------------------
              William M. Claypool, III

                 /s/ JAY B. FEINSOD                      Director                          March 30, 1999
-----------------------------------------------------
                   Jay B. Feinsod

              /s/ WILLIAM M. HALTERMAN                   Director                          March 30, 1999
-----------------------------------------------------
                William M. Halterman

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ WILLIAM H. HOOD                                Director               March 30, 1999
-----------------------------------------------------
                   William H. Hood

               /s/ JAMES D. HOWENSTINE                              Director               March 30, 1999
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN                               Director               March 30, 1999
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY                                 Director               March 30, 1999
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER                                Director               March 30, 1999
-----------------------------------------------------
                  Robert J. Ladner

                /s/ GEORGE V. SHEFFER                               Director               March 30, 1999
-----------------------------------------------------
                  George V. Sheffer

                /s/ DENNIS A. SWANSON                               Director               March 30, 1999
-----------------------------------------------------
                  Dennis A. Swanson

                /s/ JOHN B. WAKE, JR.                               Director               March 30, 1999
-----------------------------------------------------
                  John B. Wake, Jr.

                /s/ JOHN M. WEST, JR.                               Director               March 30, 1999
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON                              Director               March 30, 1999
-----------------------------------------------------
                Barbara B. Wilkerson

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 6 on Form S-2 to the Registration Statement on Form S-4 (File No. 333-18397) and related Prospectus of TruServ Corporation (Cotter & Company prior to July 1,
1997) for the registration of 95,228 shares of Class A common stock of our report dated March 25, 1999 with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                          /s/  ERNST & YOUNG LLP


Chicago, Illinois

March 30, 1999

                            INDEX TO EXHIBITS FILED

         TO POST EFFECTIVE AMENDMENT NO. 6 TO REGISTRATION STATEMENT ON

                        FORM S-4 OF TRUSERV CORPORATION


EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
 4-L      Credit Agreement dated September 10, 1998 for $105,000,000
          Note Purchase Agreement between TruServ Corporation and
          various Purchasers.*
 4-M      Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various Financial institutions and Bank of Montreal.*
 4-N      Credit Agreement dated September 30, 1998 for $100,000,000
          Revolving Credit between TruServ Corporation, various
          Financial institutions, and Bank of America.*
 5        Opinion of Daniel T. Burns, Esq.
23-A      Consent of Daniel T. Burns, Esq. (included in Exhibit 5).*
23-B      Consent of Ernst & Young LLP (included on page II-7).



     Exhibits incorporated by reference are listed on Pages II-2 and II-3 of Post-Effective Amendment No. 6 to this Registration Statement on Form S-4 of TruServ Corporation.


     Supplemental Information to be Furnished with Reports Filed Pursuant to
Section 15(d) of the Act by Registrants which have not Registered Securities Pursuant to Section 12 of the Act.


     As of the date of the foregoing Report, no annual report for the Registrant's year ended December 31, 1998 has been sent to security holders. Copies of such Annual Report and proxy soliciting materials will subsequently be sent to security holders and furnished to the Securities and Exchange Commission.